Exhibit 99.1


                                AIRGATE PCS, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN


                                TABLE OF CONTENTS

ARTICLE  I  -  BACKGROUND                                                    i
1.1  Establishment  of  the  Plan                                            i
1.2  Applicability  of  the  Plan                                            i
1.3  Purpose                                                                 i
ARTICLE  II  -  DEFINITIONS                                                  i
2.1    Administrator                                                         i
2.2    Board                                                                 i
2.3    Code                                                                  i
2.4    Committee                                                             i
2.5    Common  Stock                                                        ii
2.6    Compensation                                                         ii
2.7    Contribution  Account                                                ii
2.8    Corporation                                                          ii
2.9    Direct  Registration  System                                         ii
2.10  Effective  Date                                                       ii
2.11  Eligible  Employee                                                    ii
2.12  Employee                                                              ii
2.13  Employer                                                             iii
2.14  Fair  Market  Value                                                  iii
2.15  Offering  Date                                                       iii
2.16  Offering  Period                                                     iii
2.17  Option                                                               iii
2.18  Participant                                                          iii
2.19  Plan                                                                 iii
2.20  Purchase  Date                                                       iii
2.21  Purchase  Price                                                      iii
2.22  Request  Form                                                        iii
2.23  Stock  Account                                                       iii
2.24  Subsidiary                                                            iv
2.25  Trading  Date                                                         iv
ARTICLE  III  -  ELIGIBILITY  AND  PARTICIPATION                            iv
3.1  Eligibility                                                            iv
3.2  Initial  Participation                                                 iv
3.3  Leave  of  Absence                                                      v
ARTICLE  IV  -  STOCK  AVAILABLE                                             v
4.1  In  General                                                             v
4.2  Adjustment  in  Event  of  Changes  in  Capitalization                  v
4.3  Dissolution  or  Liquidation                                           vi
4.4  Merger  or  Asset  Sale                                                vi
ARTICLE  V.  -  OPTION  PROVISIONS                                          vi
5.1  Purchase  Price                                                        vi
5.2  Calendar  Year  $25,000  Limit                                         vi
5.3  Offering  Period  Limit                                               vii
ARTICLE  VI  -  PURCHASING  COMMON  STOCK                                  vii
6.1  Participant's  Contribution  Account                                  vii
6.2  Payroll  Deductions,  Dividends                                       vii
6.3  Discontinuance                                                       viii
6.4  Leave  of  Absence;  Transfer  of  Ineligible  Status                viii
6.5  Automatic  Exercise                                                  viii
6.6  Listing,  Registration,  and  Qualification  of  Shares                ix
ARTICLE  VII  -  WITHDRAWALS,  DISTRIBUTIONS                                ix
7.1  Discontinuance  of  Deductions;  Leave  of  Absence;
Transfer to Ineligible Status                                               ix
7.2  In-Service  Withdrawals                                                ix
7.3  Termination  of  Employment  for  Reasons  Other  Than  Death           x
7.4  Death                                                                   x
7.5  Registration                                                            x
ARTICLE  VIII  -  AMENDMENT  AND  TERMINATION                               xi
8.1  Amendment                                                              xi
8.2  Termination                                                            xi
ARTICLE  IX  -  MISCELLANEOUS                                               xi
9.1  Employment  Rights                                                     xi
9.2  Tax  Withholding                                                      xii
9.3  Rights  Not  Transferable                                             xii
9.4  No  Repurchase  of  Stock  by  Corporation                            xii
9.5  Governing  Law                                                        xii
9.6  Stockholder  Approval;  Registration                                  xii

                                AIRGATE PCS, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE I
                                   BACKGROUND

     1.1 ESTABLISHMENT OF THE PLAN. AirGate PCS, Inc. (the "Corporation") hereby establishes a stock purchase plan to be known as the "AirGate PCS, Inc. 2001 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

     1.2 APPLICABILITY OF THE PLAN. The provisions of this Plan are applicable only to certain individuals who, on or after the Effective Date (as defined herein), are employees of the Corporation and its Subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its Subsidiaries, if any, are participating in the Plan.

     1.3 PURPOSE. The purpose of the Plan is to enhance the proprietary interest among the employees of the Corporation and its participating subsidiaries through ownership of Common Stock of the Corporation.

                                   ARTICLE II
                                   DEFINITIONS

     Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

     2.1 ADMINISTRATOR. Administrator shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

     2.2     BOARD.  Board shall mean the Board of Directors of the Corporation.

     2.3 CODE. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

     2.4 COMMITTEE. Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Corporation shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

     2.5 COMMON STOCK. Common Stock shall mean the common stock, par value $0.01, of the Corporation.

     2.6 COMPENSATION. Compensation shall mean, for any Participant, for any Offering Period, the Participant's gross wages for the respective period, including without limitation salary, bonus, and commission, but subject to appropriate adjustments that would exclude items such as non-cash compensation and reimbursement of moving, travel, trade or business expenses.

     2.7 CONTRIBUTION ACCOUNT. Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant's Compensation pursuant to Article VI. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

     2.8 CORPORATION. Corporation shall mean AirGate PCS, Inc., a Delaware corporation.

     2.9 DIRECT REGISTRATION SYSTEM. Direct Registration System shall mean a direct registration system approved by the Securities and Exchange Commission and by the Nasdaq National Market or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder's name in book-entry form on the books of the Corporation.

     2.10 EFFECTIVE DATE. Effective Date shall mean the effective date of the Plan, which shall be the later to occur of (i) the date the Plan is approved by the stockholders of the Corporation, or (ii) the effective date of the Corporation's registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

     2.11 ELIGIBLE EMPLOYEE. An Employee eligible to participate in the Plan pursuant to Section 3.1.

     2.12 EMPLOYEE. Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

     2.13 EMPLOYER. Employer shall mean the Corporation and any Subsidiary designated by the Committee as an employer participating in the Plan.

     2.14 FAIR MARKET VALUE. Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the Nasdaq National Market on such date or on the last previous date on which such stock was traded.

     2.15 OFFERING DATE. Offering Date shall mean the first Trading Date of each Offering Period.

     2.16 OFFERING PERIOD. Offering Period shall mean the period of time during which offers to purchase Common Stock are outstanding under the Plan. The Committee shall determine the length of each Offering Period, which need not be uniform; provided that that no Offering Period shall exceed twenty-four (24) months in length. Until specified otherwise by the Committee, the Offering Periods will be the 12-month periods beginning January 1 of each year, but the initial Offering Period shall be the period beginning on the Effective Date and ending on December 31, 2001. No payroll deductions shall be taken until the Effective Date.

     2.17 OPTION. Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

     2.18 PARTICIPANT. Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 3.2.

     2.19 PLAN. Plan shall mean the AirGate PCS, Inc. 2001 Employee Stock Purchase Plan, as amended and in effect from time to time.

     2.20 PURCHASE DATE. Purchase Date shall mean the last Trading Date of each Offering Period.

     2.21 PURCHASE PRICE. Purchase Price shall mean the purchase price of Common Stock determined under Section 5.1.

     2.22 REQUEST FORM. Request Form shall mean an Employee's authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee's payroll deduction in accordance with Section 6.2, and contains such other terms and provisions as may be required by the Administrator.

     2.23 STOCK ACCOUNT. Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon until distributed in accordance with the terms of the Plan.

     2.24 SUBSIDIARY. Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of the Corporation as defined in Code Section 424(f).

     2.25 TRADING DATE. Trading Date shall mean a date on which shares of Common Stock are traded on the Nasdaq National Market.

     Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. Each Employee who is an Employee regularly scheduled to work at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

     (a) the Offering Date immediately following the Employee's last date of hire by an Employer; or

     (b)     the  Effective  Date.

     On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in
Section  5.2.

     3.2 INITIAL PARTICIPATION. An Eligible Employee having been granted an Option under Section 3.1 may submit a Request Form to the Administrator to participate in the Plan for an Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee's Compensation for the Offering Period, subject to the limits and procedures described in Article VI. A Participant's Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 6.3.

     3.3 LEAVE OF ABSENCE. For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave, or for such longer period of time that his or her entitlement to return to work is protected by statute or agreement with the Employer, if applicable. For purposes of this Plan, such individual's employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day or his entitlement to return to work is protected by statute or agreement with the employer. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

                                   ARTICLE IV
                                 STOCK AVAILABLE

     4.1 IN GENERAL. Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of 200,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Corporation. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants' Contribution Accounts shall be distributed to the Participants as soon as practicable.

     4.2 ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization, or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Purchase Price per share; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

     4.3 DISSOLUTION OR LIQUIDATION. In the event of a proposed dissolution or liquidation of the Corporation, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date"), and shall terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise provided by the Committee. The Corporation shall notify each Participant, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant's Option shall be exercised automatically on the New Purchase Date, unless the Participant has withdrawn from the Offering Period, as provided in Section 6.3 hereof, prior to the New Purchase Date.

     4.4 MERGER OR ASSET SALE. In the event of a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation (or survives as a direct or indirect subsidiary of other such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Corporation to another corporation, then, in the discretion of the Board or the Committee,
(i) each outstanding Option shall be assumed, or an equivalent option substituted, by the successor corporation or its parent, or (ii) the Offering Period then in progress shall be shortened by setting a New Purchase Date, which shall be before the date of the proposed transaction. If the Committee sets a New Purchase Date, the Corporation shall notify each Participant, at least ten
(10) business days prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant's Option shall be exercised automatically on the New Purchase Date, unless the Participant has withdrawn from the Offering Period, as provided in Section 6.3 hereof, prior to the New Purchase Date. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

                                    ARTICLE V
                                OPTION PROVISIONS

     5.1 PURCHASE PRICE. The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the lesser of:

     (a) 85 percent of the Fair Market Value of a share of Common Stock on the Offering Date; or

     (b) 85 percent of the Fair Market Value of a share of Common Stock on the Purchase Date.

     5.2 CALENDAR YEAR $25,000 LIMIT. Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code
Section 423) of the Corporation and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

     5.3 OFFERING PERIOD LIMIT. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 2,500 shares.

                                   ARTICLE VI
                             PURCHASING COMMON STOCK

     6.1 PARTICIPANT'S CONTRIBUTION ACCOUNT. The Administrator shall establish a book account in the name of each Participant for each Offering Period. As discussed in Section 6.2 below, a Participant's payroll deductions shall be credited to the Participant's Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

     During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Corporation does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of an Option shall be held by the Corporation as the nominee for the Participant. These shares shall be credited to the Participant's Stock Account. Certificates shall be held by the Corporation as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Corporation shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

     All cash received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets held under the Plan.

     6.2     PAYROLL  DEDUCTIONS;  DIVIDENDS.

     (a) Payroll Deductions. By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Committee, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole dollar amount or percentage up to a maximum of twenty percent (20%) of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction shall not be less than one percent (1%) of such Employee's Compensation payable each payroll period.

     (b) Dividends. Cash or stock dividends paid on Common Stock which is credited to a Participant's Stock Account as of the dividend payment date shall be credited to the Participant's Stock Account and paid or distributed to the Participant as soon as practicable.

     6.3 DISCONTINUANCE. A Participant may discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 15 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions for an Offering Period may not resume participation in the Plan until the following Offering Period.

     Any amount held in the Participant's Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

     6.4 LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her Contribution Account pursuant to
Section 6.2. The cash standing to the credit of the Participant's Contribution Account shall become subject to the provisions of Section 7.1.

     If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new
Request  Form  to  resume  participation  in  the  Plan.

     6.5 AUTOMATIC EXERCISE. Unless the cash credited to a Participant's Contribution Account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full and fractional shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. Any other cash balance remaining in the Participant's Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.2 or the applicable limitations of Sections 5.2.or 5.3.

     Except as provided in the preceding paragraph, if the cash credited to a Participant's Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period under the applicable limitations of Section 5.2.or Section 5.3, such excess cash shall be refunded to the Participant. Except as provided in the preceding paragraph, the excess cash may not be used to purchase shares of Common Stock nor retained in the Participant's Contribution Account for a future Offering Period.

     Each Participant shall receive a statement on not less than an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

     6.6 LISTING, REGISTRATION, AND QUALIFICATION OF SHARES. The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

                                   ARTICLE VII
                           WITHDRAWALS; DISTRIBUTIONS

     7.1 DISCONTINUANCE OF DEDUCTIONS; LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. In the event of a Participant's complete discontinuance of payroll deductions under Section 6.3 or a Participant's leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant's Contribution Account shall be--

     (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least 30 days before the next Purchase Date; or

     (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

     7.2 IN-SERVICE WITHDRAWALS. During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Corporation does not participate in a Direct Registration System, a Participant may, while an Employee of the Corporation or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her Stock Account at any time, upon 30 days' written notice to the Administrator. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant's Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant's Stock Account, whether or not the Participant so requests.

     7.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH. If a Participant terminates employment with the Corporation and the Subsidiaries for reasons other than death, the cash balance in the Participant's Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     7.4 DEATH. In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant's estate, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant's Stock Account shall be distributed to the estate as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the estate shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     7.5 REGISTRATION. Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant's name jointly with a member of the Participant's family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant's name), (c) in a manner giving effect to the status of such shares as community property, or (d) in street name for the benefit of any of the above with a broker designated by the Participant. No other names may be included in the Common Stock registration. The Corporation shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Corporation in connection with such issuance or transfer.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

     8.1 AMENDMENT. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

     (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

     (b) unless previously approved by the stockholders of the Corporation, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange on which the Corporation's Common Stock is listed:

(1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.3, or change the definition of Employer as set forth in
Section  2.13,  or

(2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 4.2 and 4.3).

     8.2 TERMINATION. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1.

     Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants' Contribution Accounts shall be distributed as soon as practicable, without interest.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

     9.2 TAX WITHHOLDING. The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be legally required.

     9.3 RIGHTS NOT TRANSFERABLE. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

     9.4 NO REPURCHASE OF STOCK BY CORPORATION. The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

     9.5 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent such laws are preempted by the laws of the United States.

     9.6 STOCKHOLDER APPROVAL; REGISTRATION. The Plan was adopted by the Board of Directors of the Corporation on November 15, 2000 to be effective as of the Effective Date, provided that no payroll deductions may begin until a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan, has become effective. The Plan is subject to approval by the stockholders of the Corporation within 12 months of approval by the Board of Directors.

                           * * * * * * * * * * * * * *
     The foregoing is hereby acknowledged as being the AirGate PCS, Inc. 2001 Employee Stock Purchase Plan as adopted by the Board of Directors of the Corporation on November 15, 2001 and approved by the stockholders of the Company on January 30, 2001.

                    AIRGATE  PCS,  INC.


                    By:  Barbara  L.  Blackford
                    Its:  Vice  President,  General  Counsel  and  Secretary


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